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                                                                  EXHIBIT 20.1.1

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                        MASTER RECAPITALIZATION AGREEMENT

                                 by and among

                       IMPERIAL CREDIT INDUSTRIES, INC.

                                      and

                   EACH OF THE INVESTORS REFERRED TO HEREIN

                          Dated as of March 29, 2001


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

                        MASTER RECAPITALIZATION AGREEMENT

     This Master Recapitalization Agreement, dated as of March 29, 2001 (the "Recapitalization Agreement" or this "Agreement"), is entered into by and among Imperial Credit Industries, Inc., a California corporation (the "Company"), and the respective Senior Secured Debt Purchasers and Signatory Debtholders initially named on the signature pages hereof, together with each of the Convertible Subordinated Debt Purchasers who subsequently become parties hereto as hereinafter provided (each of which is acting severally and not jointly and as to itself only) on the basis of the following facts:

     A. The Company is the holding company of Southern Pacific Bank, a California industrial bank (the "Bank") that is subject to regulation and supervision by the California Department of Financial Institutions (the "DFI") pursuant to the California Banking Law (California Financial Code Sections 99 et
                                                                              --
seq.) and the deposit accounts of which are insured by the Federal Deposit
---
Insurance Corporation (the "FDIC").

     B. Pursuant to separate orders issued by the FDIC and the DFI in response to substantial losses suffered by the Bank, the capital of the Bank is required to be substantially increased, with a major portion of such increase to be completed by March 31, 2001 and additional increases in capital to be completed in stages through June 30, 2001 pursuant to a Final Order of the DFI dated December 27, 2000 (the "DFI Order") and through December 31, 2001 pursuant to a Cease and Desist Order by the FDIC dated December 15, 2000 (the "FDIC Order"). Pursuant to the foregoing regulatory orders, the Bank is required, among other things, to formulate, adopt and submit for regulatory approval a plan for complying with the increased capital requirements specified therein.

     C. The Company intends that the recapitalization transactions provided for in this Agreement shall provide the basis for enabling the Company to supply to the Bank a significant portion of the amounts and types of additional regulatory capital required to comply with the orders of the FDIC and the DFI. Such recapitalization transactions consist of (i) an initial infusion of $16.2 million of cash into the Company pursuant to the purchase of the Senior Secured Debt provided for in this Agreement and the contribution by the Company of the net proceeds from such purchase as "Tier I Capital" to the Bank to enable the Bank to reduce the amount of assets it must sell to achieve its required regulatory capital ratios, (ii) the restructuring of the outstanding public debt of the Company pursuant to the Debt Exchange provided for in this Agreement to provide greater certainty that the Company will be able to comply with its debt service requirements, and (iii) the raising of additional capital for infusion into the Bank through the private placement of Convertible Subordinated Debt in the Convertible Subordinated Debt Placement provided for in this Agreement.

     THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, and unless the context
                 -----------
requires a different meaning, the following terms have the meanings indicated:

     "Accredited Investor" means a Person who meets the requirements specified for such status in Rule 501(a) of the Securities Act.

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreed De Minimis Amount" has the meaning set forth in Section 6.13(c).

     "Agreement" or "Recapitalization Agreement" means this Master Recapitalization Agreement and all exhibits and schedules hereto, as the same may be amended, supplemented or modified from time to time.

     "Average Trading Price" has the meaning set forth in Section 2.4(c)(v).

     "Average Trading Value" has the meaning set forth in Section 2.4(c)(vi).

     "Bank" means Southern Pacific Bank, a California industrial bank, together with its successors.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the city of Los Angeles, California are authorized by law to close.

     "Capital Securities" of any Person means Capital Stock of the Person and Stock Equivalents of the Person.

     "Capital Stock" of any Person means any and all shares or other equity interest of such Person.

     "Closing" means, as applicable, the Senior Secured Debt Closing, the Debt Exchange Closing and/or the Convertible Subordinated Debt Placement Closing.

     "Closing Date" means, as applicable, the Senior Secured Debt Closing Date, the Debt Exchange Closing Date and/or the Convertible Subordinated Debt Placement Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute in effect from time to time), and the rules and regulations promulgated thereunder.

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

     "Collateral Agent" means Wilmington Trust Company, not individually but solely in its capacity as agent for the benefit of the Senior Secured Debt Purchasers pursuant to the Security Agreement and, from and after the issuance of Exchange Notes, the Exchange Notes Trustee for the benefit of the holders of the Exchange Notes.

     "Common Stock" means the Common Stock, no par value per share, of the Company.

     "Company" means Imperial Credit Industries, Inc., a California corporation, together with its successors.

     "Company Financial Statements" has the meaning set forth in Section 3.1(j).

     "Confidential Memorandum" means the Private Placement Memorandum, dated March 8, 2001, as amended by the Supplement to the Private Placement Memorandum dated March 27, 2001, with respect to the recapitalization transactions provided for herein, as amended or supplemented at any time.

     "Convertible Subordinated Debt" means the Convertible Subordinated Notes that are to be purchased by Convertible Subordinated Debt Purchasers pursuant to
Section 2.3, which shall be substantially in the form attached as Exhibit D hereto, as amended, supplemented or otherwise modified from time to time with the consent of the Senior Secured Debt Purchasers.

     "Convertible Subordinated Debt Placement Closing" has the meaning set forth in Section 2.3(c).

     "Convertible Subordinated Debt Placement Closing Date" has the meaning set forth in Section 2.3(c).

     "Convertible Subordinated Debt Placement" means the private placement of Convertible Subordinated Debt provided for in Section 2.3.

     "Convertible Subordinated Debt Purchasers" means the Investors who will become parties to this Agreement after the initial effective date hereof, will be identified as such in Exhibit A hereto and will agree to purchase Convertible Subordinated Debt in the Convertible Subordinated Debt Placement, all as provided in Section 2.3.

     "Debt Exchange" has the meaning set forth in Section 2.2(a).

     "Debt Exchange Closing" has the meaning set forth in Section 2.2(e).

     "Debt Exchange Closing Date" has the meaning set forth in Section 2.2(e).

     "Debt Exchange Warrants" means the warrants to purchase shares of Common Stock that are to be issued in the Debt Exchange, which warrants shall have an exercise price of $2.15 per share and a term of seven years and shall be issued pursuant to a Warrant Agreement, which shall be substantially in the form attached as Exhibit C-2 hereto, as amended, supplemented or otherwise modified from time to time with the consent of the Senior Secured Debt Purchasers if such amendment, supplement or modification occurs before the Senior Secured Debt Exchange.

     "DFI" means the California Department of Financial Institutions and any successor thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time (or any successor statute in effect from time to time), and the rules and regulations of the SEC promulgated thereunder.

     "Exchange Note Registration Rights Agreement" means the registration rights agreement of that name to be entered into by and among the Company and the Senior Secured Debt Purchasers, which shall be substantially in the form attached as Exhibit E-2 hereto, as amended, supplemented or otherwise modified from time to time with the consent of the Senior Secured Debt Purchasers.

     "Exchange Notes" means the 12% Senior Secured Notes due 2005 to be issued by the Company in exchange for Old Notes in the Debt Exchange pursuant to
Section 2.2 or in exchange for the Senior Secured Debt pursuant to Section 2.4, which Exchange Notes shall be secured by the assets of the Company, and shall be in the form specified in and issued pursuant to the Exchange Note Indenture.

     "Exchange Notes Indenture" means the indenture relating to the Exchange Notes, which shall be substantially in the form attached as Exhibit C-1 hereto, as amended, supplemented or otherwise modified from time to time, it being understood that if such indenture is amended, supplemented or otherwise modified prior to the Senior Secured Debt Exchange without the consent of the Senior Secured Debt Purchasers, the Senior Secured Debt Purchasers shall have no obligation to exchange the Senior Secured Debt pursuant to Section 2.4(a) of this Agreement.

     "Exchange Notes Trustee" means The Chase Manhattan Bank and Trust Company, National Association, not individually but solely as trustee under the Exchange Notes Indenture.

     "Exchanging Debt Holders" means those holders of Old Notes who tender their Old Notes for Exchange Notes in the Debt Exchange provided for in Section 2.2 and who do not withdraw such tender.

     "FDIA" means the Federal Deposit Insurance Act, as amended (or any successor statute in effect from time to time).

     "FDIC" means the Federal Deposit Insurance Corporation and any successor thereto.

     "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor statute in effect from time to time), and the rules and regulations of the Federal Trade Commission promulgated thereunder.

     "Indemnitee" has the meaning set forth in Section 6.14.

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

     "Investor" means each Person who is a Senior Secured Debt Purchaser, a Signatory Debtholder or a Convertible Subordinated Debt Purchaser listed on the signature pages of this Agreement, and any permitted successor or assign of such Person as provided herein, including any Person who becomes a party hereto in any of the preceding categories by executing and delivering a signature page hereto after the initial date of this Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset.

     "Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of (i) the Bank or (ii) the Company and its Subsidiaries taken as a whole and shall not include changes in the prices of outstanding equity or debt securities.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Net Proceeds" means the gross proceeds realized by the holder of Unexchanged Notes from the sale thereof or from the sale of a proportionate number of shares of Common Stock and Debt Exchange Warrants required to be sold pursuant to Section 2.4(c), less all fees and expenses relating to such sale (including any underwriting discounts, registration costs and expenses of sale).

     "Old Junior Notes" means the 9.75% Senior Notes due 2004 issued by the Company and currently outstanding.

     "Old Notes" means, collectively, the Old Senior Notes, the Old Junior Notes and the ROPES.

     "Old Senior Notes" means the 9.875% Senior Notes due 2007 issued by the Company and currently outstanding.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means the preferred stock, no par value per share, of the Company.

     "Previously Disclosed" means disclosed in a letter dated the date hereof and delivered by the Company to the attention of the Investors, or from an Investor to the Company, as applicable, specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into by and among the Company and the Investors who acquire Common Stock, Debt Exchange Warrants, Exchange Notes (not including the Exchange Notes into which the Senior Secured Debt may be exchanged or that are issued pursuant to Section 2.4(c)) or Convertible

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Subordinated Debt pursuant to this Agreement, which shall be substantially in the form attached as Exhibit E-1 hereto, as amended, supplemented or otherwise modified from time to time.

     "Related Agreements" means the Senior Secured Notes, the Security Agreement, the Exchange Notes Indenture, the Exchange Notes, the Debt Exchange Warrants, the Convertible Subordinated Debt, the Exchange Note Registration Rights Agreement and the Registration Rights Agreement.

     "ROPES" means the Remarketed Redeemable Par Securities, Series B, issued by Imperial Credit Capital Trust I, a Delaware statutory business trust formed by the Company.

     "SEC" means the Securities and Exchange Commission and any successor thereto.

     "Securities" means, collectively, the Senior Secured Debt, the Exchange Notes, the Common Stock, the Debt Exchange Warrants (including the Common Stock issuable upon an exercise thereof) and the Convertible Subordinated Debt (including the Common Stock issuable upon conversion thereof) to be issued pursuant to this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto as in effect from time to time), and the rules and regulations of the SEC promulgated thereunder.

     "Security Agreement" means the Collateral Agency and Security Agreement by and among the Company and the Collateral Agent on behalf of the holders of the Senior Secured Debt and, from and after the Debt Exchange Closing Date, the Exchange Notes Trustee, as trustee for holders of the Exchange Notes, which shall be substantially in the form attached as Exhibit B-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Senior Secured Debt Purchasers if such amendment, supplement or modification occurs before the Senior Secured Debt Exchange.

     "Senior Secured Debt" means the Senior Secured Notes that are to be purchased by the Senior Secured Debt Purchasers pursuant to Section 2.1, which shall be substantially in the form attached as Exhibit B-1 hereto, as amended, supplemented or otherwise modified from time to time with the consent of the Senior Secured Debt Purchasers.

     "Senior Secured Debt Closing" has the meaning set forth in Section 2.1(b).

     "Senior Secured Debt Closing Date" has the meaning set forth in Section 2.1(b).

     "Senior Secured Debt Exchange" has the meaning set forth in Section 2.4(a).

     "Senior Secured Debt Purchasers" means those Investors identified as such in Exhibit A hereto who will purchase the Senior Secured Debt pursuant to
Section 2.1.

     "Shareholder Rights Plan" means the Preferred Share Purchase Rights Plan, dated October 2, 1998, between the Company and U.S. Stock Transfer Corporation as Rights Agent.

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

     "Signatory Debtholders" means the Investors identified as such in Exhibit A hereto who have agreed in this Agreement to exchange the Old Notes held by them for Exchange Notes pursuant to the Debt Exchange provided for in Section 2.2, and does not include any other Person who may tender Old Notes in the Debt Exchange provided for herein.

     "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "Stock Equivalents" means, with respect to any Person, options, warrants, calls, convertible instruments, contracts or other rights entered into or issued by such Person which confer upon the holder thereof the right (whether or not contingent) to acquire any Capital Stock, voting securities or securities convertible into or exchangeable for Capital Stock or voting securities of such Person.

     "Stock Option Plans" means the stock option plans and arrangements adopted by the Company that have been Previously Disclosed.

     "Subsidiary" of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

     "Tax Returns" means all foreign, federal, State and local returns relating to Taxes.

     "Taxes" means all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, dues, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

     "Unanimous Consent Action" means a consent, waiver, amendment, supplement, modification or termination that affects, involves or relates to (a) a change in any provision relating to the interest rate, the principal amount, the maturity date, the priority or exchange of the Senior Secured Debt, (b) the currency in which any amount payable under the Senior Secured Debt is payable, (c) the terms of Section 6.3 or (d) the right to institute suit for the enforcement of any payment on or with respect to the Senior Secured Debt.

                                   ARTICLE II
                          RECAPITALIZATION TRANSACTIONS

     Section 2.1  Purchase and Sale of Senior Secured Debt.
                  ----------------------------------------

     (a) Purchase and Sale.  Subject to the terms and conditions herein set
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forth, the Company agrees that it will issue and sell to each Senior Secured
Debt Purchaser, and each Senior Secured Debt Purchaser agrees, severally and not jointly, that it will purchase from the

Company, the principal amount of Senior Secured Debt set forth below such Investor's name on Exhibit A hereto at prices equal to the respective principal amounts of such Senior Secured Debt, which prices shall aggregate $16,200,000.

     (b) Closing.  The purchase and sale of the Senior Secured Debt shall take
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place at a closing (the "Senior Secured Debt Closing") to be held at the offices of Mayer, Brown & Platt, Los Angeles, California. The parties hereto agree to cooperate and use their reasonable best efforts to enable the Senior Secured
Debt Closing to be completed by March 31, 2001, or on a date as soon as possible thereafter when all of the conditions to the parties' obligations hereunder specified in Article IV of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at such Closing) have been satisfied or waived, or at such other location and on such other Business Day as the Company and the Senior Secured Debt Purchasers shall mutually agree. The date on which the Senior Secured Debt Closing occurs is referred to herein as the "Senior Secured Debt Closing Date."

     Section 2.2  Debt Exchange.
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     (a) The Company shall conduct an exchange offer in which it shall offer
Exchange Notes, Common Stock and Debt Exchange Warrants on the terms hereinafter provided in exchange for the respective series of indebtedness comprising the Old Notes (the "Debt Exchange"). The Signatory Debt Holders agree to tender all Old Notes held by them in the Debt Exchange and to accept Exchange Notes, Common Stock and Debt Exchange Warrants in exchange therefor on the terms herein provided.

     (b) (i) In the Debt Exchange, the Company shall offer to exchange the Exchange Notes for Old Notes having aggregate principal amounts equal to the following indicated percentages of the aggregate principal amount of the respective series of Old Notes:

           (A)      50.0% for the Old Junior Notes;

           (B)      65.0% for the Old Senior Notes; and

           (C)      80.0% for the ROPES.

         (ii) In addition to the above-provided principal amounts of Exchange Notes, up to a maximum (if all of the Old Notes are exchanged in the Debt Exchange) of two million shares of Common Stock and Debt Exchange Warrants relating to up to a maximum of seven million shares of Common Stock shall be issued to exchanging holders of Old Notes on the following basis: each exchanging holder of Old Notes shall receive 13.684163 shares of Common Stock and Debt Exchange Warrants relating to 47.894572 shares of Common Stock for each $1,000 aggregate principal amount of Exchange Notes received by such exchanging holder of Old Notes in the Debt Exchange.

  (c) The Debt Exchange shall be conducted in accordance with applicable federal and state securities laws. The parties hereto intend that the Debt Exchange shall qualify for the exemption from registration under the Securities Act provided by Section 3(a)(9) of the

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

Securities Act. In the event the Company determines after consultation with its legal counsel, that the Debt Exchange may not so qualify, the parties hereto shall cooperate and use their respective best efforts to arrange that the Debt Exchange may be accomplished pursuant to another appropriate exemption from the registration requirements of the Securities Act or, if the Company determines after consultation with its legal counsel that such compliance is not reasonably feasible, to take all appropriate action to register the Debt Exchange, and the Exchange Notes, Common Stock and Debt Exchange Warrants to be issued in connection therewith, pursuant to the Securities Act and to comply with any corresponding requirements of applicable state securities laws as soon as reasonably possible.

     (d) In the Debt Exchange, exchanging holders of the Old Notes will be required, as a condition to acceptance of their tender of the Old Notes, to consent to the amendment of the indentures governing the Old Notes to delete the existing covenants and to make the other amendments thereto that are described in Exhibit H to this Agreement.

     (e) The parties hereto agree to cooperate and use their reasonable best efforts to enable the Debt Exchange to be completed (the "Debt Exchange Closing") by June 15, 2001 or as soon thereafter as reasonably possible. The date on which the Debt Exchange Closing occurs is referred to herein as the "Debt Exchange Closing Date."

     (f) The Company shall cancel and retire all Old Notes that have been acquired by it prior to or in the Debt Exchange.

     (g) Upon completion of the Debt Exchange, but in no event later than July 1, 2001, the Company shall issue an aggregate of 5.04 million shares of Common Stock to the Signatory Debtholders. If no additional Exchange Notes are required to be issued by the Company to any holders of Unexchanged Notes as provided in
Section 2.4(c), the Company shall issue an aggregate of 2 million additional shares of Common Stock to the Signatory Debtholders on the earlier of (i) the date all Exchange Notes issued to holders of Senior Secured Debt in exchange for such notes are exchanged for Convertible Subordinated Debt pursuant to Section 2.4(b) or (ii) April 15, 2002. If additional Exchange Notes are required to be so issued pursuant to Section 2.4(c), the aggregate amount of additional Common Stock, if any, to be issued by the Company to the Signatory Debtholders shall be equal to (A) 2 million, reduced by (B) 800 shares of Common Stock for each $1,000 in principal amount of additional Exchange Notes required to be so issued, subject to a maximum such reduction of 2 million shares. In the event the issuance of the full number of shares of Common Stock provided for in this
Section 2.2(g) would be prohibited pursuant to NASD Rule 4350 on the date for such issuance, then the Company shall issue as many of such shares of Common Stock as shall be permitted pursuant to such Rule and shall issue in lieu of the shares not issuable pursuant to such Rule nonconvertible promissory notes, having a maturity of one year from their date of issue, in an aggregate principal amount equal to the product of (A) the number of shares not so issuable and (B) $3.00, but subject to a maximum aggregate principal amount of such notes of $1.872 million. The terms and provisions of such notes shall be the same as those of the Convertible Subordinated Debt, except that such notes
(x) shall not be convertible into Common Stock, (y) shall have a maturity of one year from their original issue date and (z) shall provide that the principal and all accrued interest thereon may be paid by the issuance to the holders thereof of freely tradeable registered shares of Common Stock.

     Section 2.3  Convertible Subordinated Debt Placement.
                  ---------------------------------------

     (a) The Company shall use its best efforts to issue and sell $10,000,000 aggregate principal amount of Convertible Subordinated Debt in the Convertible Subordinated Debt Placement provided for in this Section 2.3 at a price equal to 100% of the principal amount thereof. The Persons who agree to purchase the Convertible Subordinated Debt shall be required to become parties to this Agreement by executing and delivering to the Company an appropriate signature page to this Agreement indicating such Person's agreement to become bound by this Agreement in the capacity of a Convertible Subordinated Debt Purchaser; provided, that no Person may become a party to this Agreement without the approval and acceptance of such Person in such capacity by the Company. Exhibit A to this Agreement shall be promptly amended as necessary from time to time to list all Persons who join this Agreement as Convertible Subordinated Debt Purchasers pursuant to this Section 2.3(a), together with the aggregate principal amounts of Convertible Subordinated Debt to be purchased by each.

     (b) The Convertible Subordinated Debt to be issued and sold in the Convertible Subordinated Debt Placement shall be offered and sold solely to Accredited Investors in conformance with such procedures and circumstances as shall be necessary to qualify each of such offers and sales, and the Convertible Subordinated Debt Placement in general, as a private placement pursuant to
Section 4(2) of the Securities Act and comparable provisions of applicable state securities laws; provided, however, that if the Company, after consultation with its legal counsel, determines that the Convertible Subordinated Debt Placement cannot reasonably be completed in the form of a private placement the Company shall have the right to register the sale of the Convertible Subordinated Debt contemplated to be issued in the Convertible Subordinated Debt Placement under the Securities Act and to comply with any applicable registration or qualification requirements relating thereto under applicable state securities laws.

     (c) The parties hereto agree to cooperate and to use their reasonable best efforts to enable the Convertible Subordinated Debt Placement to be completed (the "Convertible Subordinated Debt Placement Closing") by June 15, 2001, or as soon thereafter as possible. The date on which the Convertible Subordinated Debt Placement Closing occurs is referred to herein as the "Convertible Subordinated Debt Placement Closing Date."

     Section 2.4  Exchange of Senior Secured Debt; Further Exchange or
                  -----------------------------------------------------
Market-Based Adjustment.
-----------------------

     (a) Subject to satisfaction of the conditions set forth in Section 4.4, the Company shall exchange the Senior Secured Debt for, and each holder of the Senior Secured Debt shall tender the Senior Secured Debt held by such holder in exchange for, Exchange Notes, shares of Common Stock and Debt Exchange Warrants on the basis of the following exchange ratio: for each $1,000 principal amount of Senior Secured Debt, the Company shall issue to the holder thereof (i) $1,123.45679 principal amount of Exchange Notes and (ii) for every $1,000 principal amount of Exchange Notes so issued, (a) 13.684163 shares of Common Stock and (b) Debt

Exchange Warrants to purchase 47.894572 shares of Common Stock (collectively, the "Senior Secured Debt Exchange"). The Senior Secured Debt Exchange shall be deemed to have occurred automatically upon the later to occur of (x) ten Business Days after the Company gives notice to the Senior Secured Debt Purchasers of the occurrence of the Debt Exchange Closing and (y) ten Business Days after the Company sends notice to the Senior Secured Debt Purchasers of the satisfaction of all of the conditions set forth in Section 4.4, in either case whether or not the holders of the Senior Secured Debt have surrendered the certificates representing the Senior Secured Debt held by them for such exchange; provided, however, that the Company shall have the right to require that such certificates be so surrendered.

     (b) (i) At any time during the period (the "Election Period") commencing upon the issuance of the Exchange Notes to the Senior Secured Debt Purchasers pursuant to Section 2.4(a) and ending on March 31, 2002, each holder of Exchange Notes issued in exchange for the Senior Secured Debt shall have the right, upon written notice to the Company (an "Election Notice") given as herein provided prior to the expiration of the Election Period, to exchange such Exchange Notes for Convertible Subordinated Debt in aggregate principal amounts equal to the aggregate principal amounts of the Exchange Notes as to which such exchange is made; provided, however, that such holder shall concurrently surrender to the Company for cancellation the number of shares of Common Stock and Debt Exchange Warrants received in the Senior Secured Debt Exchange for such Exchange Notes.

          (ii) If any holder of Exchange Notes shall make the election provided for in Section 2.4(b)(i), such electing holder shall provide to the Company, together with its Election Notice, the original certificates representing the proportionate number of shares of Common Stock and Debt Exchange Warrants required to be included as part of such exchange. If any of such certificates are mutilated, lost, stolen or destroyed, each such holder shall notify the Company of such fact and shall provide to the Company an affidavit evidencing such mutilation, loss, theft or destruction of such certificate, and of the ownership of it, and an indemnity or bond in such amount as the Company shall reasonably require, with such affidavit and indemnity or bond to be provided to such holder by the Company within ten Business Days of receipt of such Election Notice. Within ten Business Days following receipt of each Election Notice and the surrender of such Common Stock and Debt Exchange Warrant certificates (or after receipt of any affidavit and indemnity or bond required to be provided), the Company shall issue or cause to be issued the appropriate principal amount of Convertible Subordinated Debt to the holder providing such Election Notice.

     (c)  If any Exchange Notes issued pursuant to the exchange provided for in
Section 2.4(a) are not exchanged for Convertible Subordinated Debt pursuant to
Section 2.4(b), the holders of any such unexchanged Exchange Notes (such unexchanged Exchange Notes being hereinafter referred to as the "Unexchanged Notes") shall be entitled to receive additional amounts of Exchange Notes on the basis, and subject to the limitations, set forth below:

        (i) If any Unexchanged Notes are sold during the Election Period or within 60 days thereafter by any of such holders (a) in a transaction not involving an underwriter or broker (a "Private Sale") or (b) in any transaction involving an underwriter or broker (a "Public Sale") that is not covered under subsection 2.4(c)(ii), such additional amounts of Exchange Notes shall only be issuable if the Average Trading Price of the Exchange Notes (during the 30-day period ending on the last day of the month preceding the month in which such sale occurred) is less than 89%.
     In any such event, each of such selling holders shall be entitled to receive from the Company, and the Company hereby agrees to issue for sale by such selling holders, additional Exchange Notes in such aggregate principal amount as will yield to such holders Net Proceeds equal to the difference, expressed as a dollar amount (such amount being herein referred to as the "Private Sale Limit"), between (x) 89% of the aggregate principal amount of the Unexchanged Notes sold by such selling holder during the Election Period or within 60 days thereafter and (y) the sum of (a) the Average Trading Value of the Unexchanged Notes sold by such selling holder and (b) the Net Proceeds, if any, resulting from the Required Concurrent Actions.

        (ii) If any Unexchanged Notes are, during the Election Period or within 60 days thereafter, (a) sold pursuant to the procedures contemplated by
     Section 2.4(c)(vii) (a "Company Designated Public Sale"), (b) if not sold by the Company Designated Underwriter during the 30-day period provided by
     Section 2.4(c)(vii), sold thereafter by the holder thereof in a Public Sale, or (c) sold in a Public Sale in which the Net Proceeds are less than 70% of the principal amount of the Unexchanged Notes so sold, then, on account of all such sales pursuant to the preceding clauses (a), (b), or
     (c), such additional amounts of Exchange Notes shall only be issuable if the Net Proceeds realized in such sale are less than 89% of the principal amount of the Unexchanged Notes so sold. In any such event, each of such selling holders shall be then entitled to receive from the Company, and the Company hereby agrees to issue for sale by such selling holders, additional Exchange Notes in such aggregate principal amount as will yield to such holders Net Proceeds equal to the difference, expressed as a dollar amount (such amount being herein referred to as the "Public Sale Amount"), between
     (x) 89% of the aggregate principal amount of such Unexchanged Notes sold by such holder during the Election Period or within 60 days thereafter and (y) the sum of the Net Proceeds from the sale of such Unexchanged Notes and the Net Proceeds, if any, resulting from the Required Concurrent Actions.

        (iii) In connection with any holder of Unexchanged Notes receiving additional principal amounts of Exchange Notes pursuant to either subsections 2.4(c)(i) or 2.4(c)(ii), such holder shall use commercially reasonable efforts to sell, concurrently with such sale of Unexchanged Notes, the number of the shares of Common Stock and the Debt Exchange Warrants received in the Senior Secured Debt Exchange with respect to the principal amount of Unexchanged Notes being sold, but if either or both of such Common Stock and Debt Exchange Warrants is not sold, such holder shall be required to surrender to the Company promptly following such sale of Unexchanged Notes original certificate or certificates (or other required documents) evidencing the number of shares of Common Stock and/or Debt Exchange Warrants received in the Senior Secured Debt Exchange with respect to the Unexchanged Notes being sold. The required sales and surrenders required by the preceding sentence are hereinafter referred to as the "Required Concurrent Actions". The Net Proceeds resulting from any Required Concurrent Actions in which shares of Common Stock and/or Debt Exchange Warrants are surrendered to the Company shall be deemed to be zero in respect of the securities that are surrendered.

        (iv) Notwithstanding anything herein to the contrary, the maximum principal amount of additional Exchange Notes issuable by the Company to all holders of Unexchanged Notes in the aggregate under Section 2.4(c) shall be $5 million and the maximum principal amount of additional Exchange Notes that is so issuable to each such holder shall be pro-rated in accordance with the respective aggregate principal amounts of the Exchange Notes sold by such holder over the aggregate principal amount of the Unexchanged Notes issued to all Senior Secured Debt Purchasers pursuant to
     Section 2.4(a).

        (v) The term "Average Trading Price" shall mean the arithmetic mean of the last sale prices of the Exchange Notes, expressed as percentages of the principal amounts thereof, reported for each of the trading days in the 30-day period referred to in Section 2.4(c)(i) or 2.4(c)(ix), as applicable, or for any trading day for which no reported sale price is available, then the last sale price as of the first preceding day for which a reported sale price is available, as reported by Nasdaq's Fixed Income Pricing Service or, if not so reported, then as reported by Interactive Data Corp. and, if not reported by either of them, then the quotient, expressed as a percentage, of the Net Proceeds received for the Unexchanged Notes that were sold, divided by the aggregate principal amount of the Unexchanged Notes that were sold.

        (vi)  The term "Average Trading Value" shall mean the amount equal to
     (A) the principal amount of an Exchange Note referred to in Section 2.4(c), multiplied by (B) the Average Trading Price.

        (vii) Any holder of Unexchanged Notes may request that the Company designate an underwriter or broker to effect a Public Sale. Promptly upon the making of such request and, in any event within three Business Days of such request, the Company shall designate a broker or underwriter to effect such Public Sale (the "Company Designated Underwriter"). The Company Designated Underwriter shall endeavor to sell the Unexchanged Notes designated for sale by such holder promptly and at the best price available therefor (but, in any event, within 30 calendar days after the designation of such Company Designated Underwriter) in a transaction or series of transactions occurring over not more than such 30-day period. If the Company shall have failed to designate the Company Designated Underwriter or if the Company Designated Underwriter shall have failed to sell the Unexchanged Notes within the time periods provided herein, the Private Sale Limit shall not be applicable and the holder of the Unexchanged Notes shall be entitled to additional Exchange Notes equal to the Public Sale Amount notwithstanding the manner of disposition of the Unexchanged Securities.

        (viii) All sales of Unexchanged Notes by a holder shall be aggregated for purposes of calculating additional Exchange Notes to be issued to such holder pursuant to this Section 2.4(c).

        (ix) Notwithstanding anything in Sections 2.4(c)(i) or 2.4(c)(ii) to the contrary, if the Average Trading Price of the Exchange Notes during the 30- day period ending on March 31, 2002 is less than 70%, then, each holder of Unexchanged Notes on March 31, 2002 shall be entitled to receive from the Company, and the Company hereby agrees to issue to such holders, such additional amounts of Exchange Notes as each such holder would be entitled to receive pursuant to Section 2.4(c)(i), including the effects of Sections 2.4(c)(iv) and 2.4(c)(viii), if such holder had sold all of its then held Unexchanged Notes in a Private Sale on April 1, 2002 but without such holder being obligated to sell any such Unexchanged Notes.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Section 3.1  Representations and Warranties of the Company.  Except as
                  ---------------------------------------------
Previously Disclosed, the Company represents and warrants to each of the Investors as follows:

     (a) Capital Structure.  The authorized capital stock of the Company
         -----------------
consists of 80,000,000 shares of Common Stock and 8,000,000 shares of Preferred Stock. As of the date hereof, there are (i) 32,096,361 shares of Common Stock issued and outstanding, and (ii) no shares of Preferred Stock issued and outstanding or held as treasury shares. Immediately prior to each of the Senior Secured Debt Closing, the Debt Exchange Closing and the Convertible Subordinated Debt Placement Closing, the Company's outstanding Capital Stock will be as set forth in the preceding sentence, except for any increases in outstanding Common Stock as a result of the transactions provided for herein or of the exercise of options or warrants referred to in the penultimate sentence of this Section 3.1(a). All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of Common Stock has been issued in violation of the preemptive rights of any Person. Except for (i) options to purchase 4,892,442 shares of Common Stock pursuant to the Stock Option Plans in place as of the date hereof, (ii) warrants relating to 3,000,000 shares of Common Stock to be issued in settlement of certain litigation as Previously Disclosed, (iii) as contemplated by this Agreement, and (iv) warrants to purchase Preferred Stock (and, in certain events, Common Stock) pursuant to the Shareholder Rights Plan, there are no Stock Equivalents authorized, issued or outstanding with respect to the Capital Stock of the Company as of the date hereof. As of the date hereof, the aggregate issued and outstanding principal amounts of the ROPES, the Old Senior Notes and the Old Junior Notes are $41.05 million, $165.9 million and $10.9 million, respectively. Except as provided herein, there are no subscriptions, stock equivalents, partnership interests or similar ownership interests, (including preemptive rights), commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, reprice, or cause the repurchase, redemption or acquisition or repricing, of any shares of capital stock, stock equivalents, partnership interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or reprice, or enter into any such subscription, commitment or agreement, as a result of the execution and delivery of this Agreement or the transactions contemplated hereby.

     (b) Organization, Standing and Authority of the Company and Its
         -----------------------------------------------------------
Subsidiaries. The Company and each of its Subsidiaries is a corporation duly
------------
organized and validly existing under the laws of the jurisdiction of its incorporation as set forth in Schedule 3.14(b) with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. True and complete copies of the articles of incorporation and bylaws, or similar governing documents, of the Company and the Bank as in effect as of the date hereof have been Previously Disclosed.

     (c) Ownership of Subsidiaries.  The Bank is a wholly-owned subsidiary of
         -------------------------
the Company. A schedule setting forth all of the Subsidiaries of the Company and the Bank has been Previously Disclosed. The outstanding shares of Capital Stock of the Bank, each other Subsidiary of the Company, and each Subsidiary of the Bank have been duly authorized and validly issued, are fully paid and nonassessable, and, except as Previously Disclosed, are directly owned by the Company free and clear of all Liens. Except as Previously Disclosed, no Stock Equivalents are authorized, issued or outstanding with respect to the Capital Stock of the Bank and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such Capital Stock.

     (d) Organization, Standing and Authority of the Bank.  The Bank is an
         ------------------------------------------------
industrial bank duly organized and validly existing under the laws of the State of California. The deposit accounts of the Bank are insured by the FDIC to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

     (e) Authority.  The Company has full corporate power and authority to
         ---------
perform its obligations under this Agreement and each of the Related Agreements to which it is or will become a party, and the execution, delivery and performance by the Company of this Agreement and of each Related Agreement to which it is or will become a party have been duly authorized by all necessary corporate action on the part of the Company.

     (f) Due Execution.  This Agreement, and each of the Related Agreements to
         -------------
which the Company is or will become a party, when duly authorized, executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except that (i) rights to indemnity and contribution under any of the Related Agreements may be limited by applicable law, (ii) the enforceability of each of this Agreement and the Related Agreements may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies pursuant to or in connection with this Agreement and each of the Related Agreements may be limited by equitable principles of general applicability.

     (g) No Conflict; Government Authorization.  The execution, delivery and
         -------------------------------------
performance of this Agreement and each of the Related Agreements to which the Company, is or will become a party will not conflict with or constitute a breach of, or a default under (i) the articles of incorporation or bylaws, or any similar governing documents, of the Company, or any of its Subsidiaries, (ii) upon the delivery of the consents and supplemental indentures set forth and provided for in Section 3.3, any material obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Company or any of its Subsidiaries is a party or its assets are subject, or
(iii) subject to the approvals and compliance referred to in the next sentence, any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries. Except for (i) the approval of the issuance of the Debt Exchange Warrants by the shareholders of the Company pursuant to Rule 4350 of the NASD (unless exempted therefrom upon application to the NASD),
(ii) compliance with applicable federal and state securities laws in connection with this Agreement and the performance by the Company of its obligations under the Registration Rights Agreement and the Exchange Note Registration Rights Agreement and (iii) any required compliance by the Company with applicable federal and state securities laws and/or HSR in connection with (x) the issuance of shares of Common Stock upon exercise of the Debt Exchange Warrants in accordance with their terms or (y) the issuance of Common Stock pursuant to
Section 2.2 of this Agreement or upon conversion of the Convertible Subordinated Debt, no consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of the Company in connection with the execution, delivery or performance of this Agreement and each of the Related Agreements to which the Company is or will become a party. The representations and warranties contained in this Section 3.1(g), insofar as they relate to federal and state securities law requirements, are made in reliance on the representations and warranties of the Investors contained in Section 3.2 of this Agreement and any similar representations and warranties that may be given by any other Persons who purchase Securities pursuant to the transactions provided for in this Agreement.

     (h) Status of Securities.  Subject to satisfaction of the condition set
         --------------------
forth in Section 5.1 hereof, the shares of Common Stock issuable pursuant to (i) the Debt Exchange provided for in Section 2.2, (ii) the conversion of the Convertible Subordinated Debt to be issued pursuant to Sections 2.3 and 2.4 hereof or (iii) the exercise of the Debt Exchange Warrants, have been authorized by all necessary corporate action on the part of the Company. When the Senior Secured Debt and the Exchange Notes are delivered to the Senior Secured Debt Purchasers and the Exchanging Debt Holders, respectively, at the Senior Secured Debt Closing, the Debt Exchange Closing and pursuant to Section 2.4(a), as applicable, against payment therefor, through wire transfer of funds or tender of Old Notes or Senior Secured Debt, as the case may be, as provided herein, the Senior Secured Debt and the Exchange Notes will be duly authorized, validly issued and will constitute valid and binding obligations of the Company. Subject to the approvals and compliance referred to in the second sentence of Section 3.1(g) hereof, the shares of Common Stock issued by the Company pursuant to the transactions provided for in this Agreement, including shares of Common Stock issued upon exercise of Debt Exchange Warrants and conversion of the Convertible Subordinated Debt issued in connection with such transactions, will be duly authorized, validly issued, fully paid and non-assessable at the time of issuance. The representations and warranties contained in this Section 3.1(h), insofar as they relate to federal and state securities laws requirements, are made in reliance on the representations and warranties of the Investors contained in Section 3.2 of this Agreement and any similar representations and warranties that may be given by any other Persons who purchase Securities pursuant to the transactions provided for in this Agreement.

     (i) Securities Reports.  The Company has filed all reports and other
         ------------------
documents required to be filed by it under the Exchange Act and the Securities Act on a timely basis or has received a valid extension of such time of filing, and all such reports and other documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading.

     (j) Financial Statements.
         --------------------

         (i) The Company has previously delivered to each Investor (x) consolidated balance sheets of the Company as of December 31, 1998, 1999 and 2000 and consolidated statements of operations, changes in shareholders' equity and cash flows of the Company for each of the years ended December 31, 1997, 1998, 1999 and 2000, accompanied, in the case of such 1998 and 1999 financial statements, by the related audit report of KPMG LLP, the Company having Previously Disclosed that the audit report for its 2000 financial statements has not yet been issued by KPMG LLP. The foregoing financial statements (collectively the "Company Financial Statements"), fairly present the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

         (ii) Each of the Company Financial Statements has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein, and except that unaudited Company Financial Statements do not contain all of the footnote and line item disclosures that would be required for financial statements prepared in accordance with generally accepted accounting principles. The books and records of the Company are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company.

         (iii) Except to the extent (x) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of December 31, 2000, (y) of liabilities incurred since such date in the ordinary course of business, none of which has had a Material Adverse Effect, and (z) Previously Disclosed, the Company does not have any liabilities, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect.

     (k) Material Adverse Change.  Except as Previously Disclosed, since
         -----------------------
December 31, 2000, no events or developments involving the Company or the Bank have occurred which, individually or in the aggregate, (i) have had, or would reasonably be likely to have, a Material Adverse Effect, or (ii) materially impair the ability of the Company to perform its obligations under this Agreement, any Related Agreement to which it is or will become a party or any of the Securities.

     (l) Tax Matters.  The Company and each of its Subsidiaries have timely
         -----------
filed all Tax Returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns, except in all cases where the failure to do so does not or will not have a Material Adverse Effect. Except as Previously Disclosed, as of the date hereof, there is no audit examination, assessed deficiency, deficiency litigation or refund litigation with respect to any Taxes of the Company or any of its Subsidiaries. All Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on the Company's consolidated statement of financial condition in accordance with generally accepted accounting principles. Neither the Company nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

     (m) Litigation.  Except as Previously Disclosed, there are no actions,
         ----------
suits, investigations or legal proceedings pending against, or to the knowledge of the Company threatened against, or affecting the Company or any of its Subsidiaries or their respective properties before any court or governmental body or agency which would reasonably be expected to have a Material Adverse Effect or which in any manner challenge the legality, validity or enforceability of this Agreement, any of the Related Agreements or any of the Securities, or which would reasonably be expected to materially impair the ability or obligation of the Company to perform fully on a timely basis its obligations under this Agreement, any Related Agreement to which it is or will become a party or any of the Securities.

     (n) Compliance with Laws.  Each of the Company and each of its Subsidiaries
         --------------------
has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are necessary in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

     (o) No Default or Violation.  Neither the Company nor any of its
         -----------------------
Subsidiaries currently is in violation of its articles of incorporation, bylaws, or similar governing documents, or any applicable federal or state law or any order, rule or regulation of any federal or state governmental agency or body, or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any federal or state governmental agency, any of which violations or defaults could, individually or in the aggregate, reasonably be deemed to (i) have a Material Adverse Effect or (ii) materially adversely impair the ability of the Company to perform on a timely basis any obligation which it has under this Agreement, any Related Agreement to which it is or will become a party or any of the Securities, and neither the Company nor any of its Subsidiaries has received any notice or communication from any federal, state or local governmental authority asserting that the Company or any Subsidiary is in violation of any of the foregoing which could reasonably be deemed to have any effect set forth in clauses (i) or (ii) above. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, and none of them has received any written communication requesting that they enter into any of the foregoing.

     (p) Certain Fees.  Except as Previously Disclosed, no fees or commissions
         ------------
will be payable by the Company or any of its Subsidiaries to brokers, finders, investment bankers or banks pursuant to any agreement entered into by the Company or any of its Subsidiaries with respect to any of the other transactions contemplated hereby if such payment would cause the exemption from the registration requirements of the Securities Act set forth in Section 3(a)(9) thereof not to be available for the Debt Exchange provided herein.

     (q) Usury Laws.  None of the Senior Secured Debt, the Exchange Notes nor
         ----------
the Convertible Subordinated Debt will be subject to a defense that the interest rate is in violation of the usury laws of the State of California, as currently in effect. The Company hereby waives, to the fullest extent permitted by applicable law, its right to assert the violation of any such usury law and the usury law of any other applicable jurisdiction as a defense to the fulfillment of any of its obligations under the Senior Secured Debt or the Exchange Notes and covenants and agrees to take all reasonable actions as may be necessary in the future to make such waiver effective.

     (r) No Securities Act or State Law Registration.  Neither the Company nor,
         -------------------------------------------
assuming the accuracy of such representations of the Investors as may be requested by the Company in connection with the transactions contemplated hereby, any Person acting on its behalf, has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act or comparable provisions of any applicable state securities laws.

     (s) Shareholder Rights Plan.  The Company has taken appropriate action
         -----------------------
(which action has been Previously Disclosed) to amend its Shareholder Rights Plan so as to provide that neither the execution and delivery of this Agreement nor the completion of the transactions provided for herein shall cause any of the warrants issued pursuant to the Shareholder Rights Plan to become exercisable or to require that certificates separately representing such warrants be distributed to any stockholders of the Company.

     (t) Nasdaq Listing and Compliance.  The Common Stock is listed on the
         -----------------------------
Nasdaq National Market, and the listing agreement between the NASD and the Company with respect thereto is in full force and effect. Except as Previously Disclosed, the Company is in compliance with, and has filed all reports and other documents required to be filed by it under, applicable NASD rules and regulations, and all such reports and other documents are in compliance in all material respects with the requirements of the applicable NASD rules and regulations.

     (u) No Acceleration of Employment or Other Contractual Rights.  Except as
         ---------------------------------------------------------
Previously Disclosed, neither the execution of this Agreement nor the completion of the transactions contemplated hereby will result in the activation of any change of control or severance provisions of any employment contract, stock option, bonus or other compensation plan or arrangement or result in the acceleration of any contractual rights of any third parties.

     Section 3.2  Representations and Warranties of the Investors.  Each
                  -----------------------------------------------
Investor, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company that:

     (a) Investment Intent.  The Securities to be acquired by it pursuant to
         -----------------
this Agreement are being acquired for its own account for investment and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to an Investor's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act and other applicable state securities laws or under an exemption from such registration. Each Investor, severally and not jointly, further represents and warrants to the Company that except as contemplated under this Agreement such Investor has no present agreement, understanding, plan or intent to transfer any Senior Secured Debt, Debt Exchange Warrants or Common Stock acquired by it pursuant to this Agreement (including Common Stock acquired upon exercise of Debt Exchange Warrants) to any transferee.

     (b) Transfer Restrictions.  If an Investor should decide to dispose of any
         ---------------------
of the Securities, such Investor understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or in accordance with the following: (i) to the Company, (ii) to any Person reasonably believed by such Investor to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) pursuant to and in compliance with restrictions set forth in Rule 144 under the Securities Act, (iv) to any Person who is reasonably believed by such Investor to be an Accredited Investor and that, prior to such transfer, furnishes to the Investor and the Company a signed letter confirming its status as an Accredited Investor and agreeing to the restrictions on transfer of the Securities set forth in this Agreement, (v) to any Affiliate of such Investor pursuant to an applicable exemption under the Securities Act, or
(vi) in compliance with the requirements for transfer of securities acquired in a transaction to which the exemption set forth in Section 3(a)(9) of the Securities Act is applicable. In connection with any transfer of any Securities other than (i) any transfer pursuant to an effective registration statement or
(ii) any transfer by a qualified institutional buyer (as defined in Rule 144A under the Securities Act) pursuant to clause (i) or (ii) above, the Company may require that the transferor of any such Securities provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, which counsel shall be and the form and substance of which opinion shall be, reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Securities under the Securities Act or any state securities laws. In connection with any transfer pursuant to clause (ii) above, the Company may request reasonable certification as to the status of the transferor's transferee as a qualified institutional buyer. Each Investor agrees to the imprinting, so long as appropriate, (i) on certificates representing the Senior Secured Debt, the legend set forth on the form of Senior Secured Note attached as Exhibit B-1 hereto, (ii) on the Debt Exchange Warrants, the legend set forth on the form of Debt Exchange Warrant attached as Exhibit C-2 hereto and (iii) on certificates representing the Common Stock issuable (x) upon the exercise of Debt Exchange Warrants or (y) as provided for in Section 2.3, a legend substantially similar to the foregoing legends. The legends set forth above may be removed if and when the applicable Securities are disposed of pursuant to an effective registration statement under the Securities Act or if in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act. Each of the Securities shall also bear any other legends required by applicable federal or state securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Investor, upon request, with a substitute document evidencing the Securities not bearing such legend at such time as such legend is no longer applicable.

     (c) Stop Transfer Instructions.  Each Investor agrees that the Company
         --------------------------
shall be entitled to make a notation on its records and give instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth in Section 3.2(b) of this Agreement.

     (d) Accredited Investor.  (i) At the time such Investor was offered any
         -------------------
Securities, it was, (ii) at the date hereof, such Investor is, and (iii) at the date such Investor acquires any of the Securities, it will be, an Accredited Investor, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Each Investor shall provide to the Company and its representatives upon request such evidence and confirmation of the foregoing as the Company may reasonably request.

     (e) Due Execution.  This Agreement has been, and each Related Agreement to
         -------------
which such Investor is or will become a party will be, duly executed and delivered by it or on its behalf and constitutes, or will constitute, as applicable, a valid and binding obligation of such Investor, enforceable against the Investor in accordance with its terms, except that (i) rights to indemnity and contribution under any Related Agreement may be limited by applicable law,
(ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f) No Conflict.  The execution, delivery and performance of this Agreement
         -----------
and each of the Related Agreements to which such Investor is or will become a party do not and will not, as applicable, conflict with or constitute a breach or a default under (i) its articles of incorporation, charter or bylaws, or other similar organizational document, as applicable, (ii) any material obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which it is a party or its assets are subject or
(iii) subject to Section 3.2(i) hereof, any law, rule or other regulation, license, or order or demand of any court or governmental agency, arbitration panel or authority applicable to such Investor.

     (g) Access to Information.  Each Investor acknowledges receipt of the
         ---------------------
Confidential Memorandum and further acknowledges that prior to the date hereof it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities to be acquired by such Investor pursuant to this Agreement and (ii) access to such information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects as such Investor has requested to enable it to evaluate its investment in such Securities.

     (h) Reliance.  Each Investor understands and acknowledges that (i) the
         --------
Securities (other than the Exchange Notes, Debt Exchange Warrants and Common Stock to be issued in the Debt Exchange,) are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) such exemption depends in part on, and that the Company and its legal counsel and other advisors will rely upon, the accuracy and truthfulness of the foregoing representations and warranties of such Investor, and each Investor hereby consents to such reliance.

     (i) Governmental Authorization.  Except for (i) compliance with applicable
         --------------------------
federal and state securities laws in connection with the performance by an Investor of such Investor's obligations under the Registration Rights Agreement or the Exchange Note Registration Rights Agreement, as applicable, and (ii) any required compliance by an Investor with applicable federal and state securities laws, HSR and/or federal or state banking laws and regulations in connection with (x) the issuance of shares of Common Stock upon exercise of the Debt Exchange Warrants in accordance with their terms or (y) issuances of Common Stock pursuant to Sections 2.2, 2.3 or 2.4, no consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of such Investor in connection with the execution, delivery and performance of this Agreement and each Related Agreement to which such Investor will become a party.

     (j) Additional Representations Relating to Tax Matters.  Each of the Senior
         --------------------------------------------------
Secured Debt Purchasers, severally and not jointly, makes the representations and warranties set forth in the attached Schedule 3.2(j)-A and each of the Signatory Debtholders, severally and not jointly, makes the representations and warranties set forth in the attached Schedule 3.2(j)-B. Such representations are furnished by the respective Investors in connection with the rendering of opinions to the Company by Mayer, Brown & Platt and/or other advisors concerning the tax consequences to the Company of the Recapitalization Transactions (the "Opinions"). Each Investor, severally and not jointly, represents that, after due investigation by such Investor with respect to the representations made by such Investor, the representations made by such Investor are true to the knowledge of such Investor on the date hereof, and, if requested by the Company prior to the later to occur of the Debt Exchange Closing Date or the Convertible Subordinated Debt Placement Closing Date such Investor will advise the Company if any such matter becomes known to such Investor to be untrue. Each Investor understands that Mayer, Brown & Platt and/or other advisors of the Company will rely on the accuracy of the representations made by such Investor in rendering the Opinions and that the Opinions will be expressly conditioned on the accuracy of the representations made by such Investor as of the date of the Opinions.

     Section 3.3  Additional Representations, Warranties and Covenants of the
                  -----------------------------------------------------------
Signatory Debtholders.  Each Signatory Debtholder, severally and not jointly,
----------------------
represents and warrants to, and covenants and agrees with, the Company that:

     (a) Such Signatory Debtholder is the sole owner of the respective aggregate principal amounts of the Old Notes set forth opposite the name of such Signatory Debtholder in Exhibit A hereto, which principal amounts constitute, in the aggregate, a majority in principal amount of each series of Old Notes, of record and beneficially, free (except as Previously Disclosed) of any claim, lien or encumbrance, and with full right, authority and power to transfer the same in the Debt Exchange as herein contemplated and to vote and give the consents with respect to such Old Notes set forth and contemplated herein.

     (b) Such Signatory Debtholder hereby consents with respect to all Old Notes held by it, to the issuance of the Senior Secured Debt as herein contemplated and further authorizes and approves the execution and delivery of appropriate supplemental indentures and other appropriate instruments and documents to evidence and confirm amendments of the terms of the Old Notes to effect the foregoing, with such consent and amendments to be effective as of the Senior Secured Debt Closing Date.

     (c) Such Signatory Debtholder hereby consents, with respect to all Old Notes held by it, to the amendments of the terms of the indentures for the Old Notes to remove covenants and amend other provisions thereof, all as set forth in Exhibit H hereto, and further authorizes and approves the execution and delivery of appropriate supplemental indentures and other appropriate instruments and documents to evidence and confirm the foregoing with such amendments to become effective as of the Debt Exchange Closing Date.

                                   ARTICLE IV
                      CONDITIONS PRECEDENT TO THE CLOSINGS

     Section 4.1  Conditions to the Obligations of the Parties.  The respective
                  --------------------------------------------
obligations of each of the parties hereto to fulfill their obligations under
Article II hereof shall be subject to the satisfaction or waiver prior to, unless otherwise indicated, the Senior Secured Debt Closing, the Debt Exchange Closing and the Convertible Subordinated Debt Placement Closing, as applicable, of the following conditions:

     (a) All requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement at such closing shall have been satisfied.

     (b) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

     (c) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Agreement.

     (d) Each of the parties hereto shall have received (i) a counterpart to this Agreement, duly executed and delivered by the other parties hereto, with such required deliveries to be deemed satisfied by delivery of such executed counterparts to (a) as to the Senior Secured Debt Purchasers, the legal counsel for holders contracted to purchase a majority in aggregate principal amount of the Senior Secured Debt (the "SSD Counsel") and (b) as to the Signatory Debtholders, the legal counsel for holders of a majority in aggregate principal amount of the Old Notes held by the Signatory Debtholders (the "SD Counsel"),
(ii) in connection with the Senior Secured Debt Closing, a counterpart of the Security Agreement, duly executed and delivered by the other parties thereto, and of the Exchange Note Registration Rights Agreement, duly executed and delivered by the Company, with such required deliveries to be deemed satisfied by delivery of executed counterparts of each such agreement to the SSD Counsel and the SD Counsel and (iii) prior to the Debt Exchange Closing, a counterpart of the Exchange Notes Indenture, duly executed and delivered by the parties thereto, and of the Registration Rights Agreement, duly executed and delivered by the Company, with such required deliveries to be deemed satisfied by delivery of executed counterparts of each such agreement to the SSD Counsel and the SD Counsel.

     (e) Except with respect to the Senior Secured Debt Closing, either (i) the Company's issuance of the Common Stock, the Debt Exchange Warrants and the Convertible Subordinated Debt as contemplated by this Agreement shall have been approved by the requisite vote of the holders of the Common Stock pursuant to Rule 4350(i) of the NASD or (ii) the Company shall have obtained Nasdaq approval of its reliance upon an exception to such requirement to obtain shareholder approval and mailed to all shareholders of the Company the notice referred to in NASD Rule 4350(i)(2).

     Section 4.2  Conditions to the Obligations of the Investors.  The
                  ----------------------------------------------
obligations of each of the Investors (except with respect to clause (h), which shall not apply to the Senior Secured Debt Purchasers) to fulfill its obligations under Article II hereof shall be subject to the satisfaction or waiver prior to, unless otherwise indicated, the Senior Secured Debt Closing, the Debt Exchange Closing or the Convertible Debt Closing, as applicable, of the following conditions:

     (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing Date as if made on such Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date).

     (b) The Company shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement to be performed prior to the applicable Closing; and each of the Investors shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the applicable Closing Date, to the foregoing effect.

     (c) Each Investor shall have received, in form and substance reasonably satisfactory to it, an opinion, addressed to the Investors and dated as of the applicable Closing Date, of Mayer, Brown & Platt, counsel for the Company, with respect to the matters set forth in Exhibit F hereto.

     (d) No party to this Agreement (other than the relevant Investor) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

     (e) Each Investor shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably required by it and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to it.

     (f) With respect to each Closing (other than the Senior Secured Debt Closing), the Company shall have executed and delivered the Registration Rights Agreement to the Investors involved in such Closing who have not previously become signatory parties thereto for their execution and delivery as of such Closing.

     (g) (i) The indentures governing the Old Senior Notes and the ROPES shall have been amended to permit the issuance of the Senior Secured Debt and the granting of the Liens securing the Senior Secured Debt contemplated by the terms thereof, and a supplemental indenture to the indenture pertaining to the Old Senior Notes and a supplemental indenture to the indenture pertaining to the ROPES evidencing such amendments, as applicable, shall have been duly executed by the Company, the trustee for the Old Senior Notes or the trustee for the ROPES, as applicable, and any other necessary signatories, and (ii) no other consents, including without limitation, consents with respect to the Old Junior Notes, shall be required to permit the transactions contemplated under this Agreement; provided, however, that if this condition has been satisfied for purposes of the Senior Secured Debt Closing, this condition shall be deemed to have been satisfied for purposes of the Debt Exchange Closing and the Convertible Subordinated Debt Placement Closing.

     (h) The Senior Secured Debt Closing shall have occurred and there shall be no pending or, to the knowledge of the Company, threatened action or proceeding (judicial or otherwise) to rescind, alter or modify such transaction.

     Section 4.3  Additional Conditions to the Obligations of the Senior Secured
                  --------------------------------------------------------------
Debt Purchasers.  The obligations of each of the Senior Secured Debt Purchasers
---------------
under this Agreement, including the obligations set forth in Section 2.1 hereof, shall be subject to the satisfaction or waiver prior to the Senior Secured Debt Closing of the following additional conditions:

     (a) Each of the other Senior Secured Debt Purchasers shall concurrently comply with their obligation to purchase Senior Secured Debt hereunder so that all $16,200,000 in Senior Secured Debt shall be purchased and the Company shall receive $16,200,000 in payment therefor.

     (b) The Security Agreement shall have been executed and delivered by each of the contemplated parties thereto.

     (c) The Company shall have executed and delivered the Exchange Note Registration Rights Agreement to the Senior Secured Debt Purchasers.

     (d) The Company shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings as may be necessary or, in the opinion of the Collateral Agent, desirable in order to create in favor of the Collateral Agent for the benefit of the Senior Secured Debt Purchasers a valid and (upon such filings and recordings) perfected first priority security interest in the assets of the Company referred to in and covered by the Security Agreement, including the following:

         (i) Delivery to the Collateral Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Collateral Agent) representing all capital stock of the Bank pledged pursuant to the Security Agreement and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Agent) evidencing any collateral;

         (ii) Delivery to the Collateral Agent of (A) the results of a recent search, by a Person satisfactory to the Collateral Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of the Company, together with copies of all such filings disclosed by such search, and (B) any such UCC termination statements duly executed by all such applicable Persons for filing in all such applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search that relate in any way to the Collateral.

     Section 4.4  Conditions to the Senior Secured Debt Exchange.  The
                  ----------------------------------------------
obligations of the Senior Secured Debt Purchasers to exchange their Senior Secured Debt for Exchange Notes pursuant to Section 2.4 hereof shall be subject to the satisfaction or waiver prior to the Senior Secured Debt Exchange of the following conditions:

     (a) The Debt Exchange shall have occurred.

     (b) The Senior Secured Debt Purchasers shall have received evidence that the Exchange Notes to be registered pursuant to the Exchange Note Registration Rights Agreement are duly registered pursuant to the Securities Act of 1933 and the SEC shall have declared the registration statement pertaining thereto to be effective.

     (c) The Convertible Subordinated Debt Placement shall have been consummated and the net proceeds from such placement shall have been contributed by the Company to the Bank as "Tier I Capital".

     (d) As of the date that the last to occur of the conditions set forth in subsections 4.4(a), (b) and (c) has occurred, either (i) the Bank shall be in compliance with the FDIC Order and the DFI Order and shall have satisfied all of the requirements required pursuant to such orders to be satisfied on or before such date, or (ii) if not so in compliance, neither the FDIC nor DFI shall have taken or threatened to take any action adverse to the Bank or the Company as a result of such noncompliance and the Company shall have provided to the holders of the Senior Secured Debt evidence reasonably satisfactory to holders of a majority in principal amount of the Senior Secured Debt that the FDIC and DFI are aware of such noncompliance and the Company has not received any notice from the FDIC or DFI of the intent of either of them to take any such adverse action as a result of such noncompliance.

     (e) Holders of a majority of the then outstanding aggregate principal amount of the Senior Secured Debt shall have received evidence reasonably satisfactory to them that the Security Agreement creates in favor of the Collateral Agent for the benefit of the holders of the Exchange Notes a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement).

     Section 4.5  Conditions to the Obligations of the Company.  The obligations
                  --------------------------------------------
of the Company to fulfill its obligations under this Agreement, including without limitation the obligations set forth in Section 2.1 hereof, shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

     (a) Each of the representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing Date as if made on such Closing Date, and the Company shall have received a certificate signed by each Investor who is an individual and by a duly authorized officer of each other Investor to the foregoing effect.

     (b) Each Investor shall have tendered to the Company the consideration required by this Agreement for each of the Securities to be issued by the Company and acquired by the Investor pursuant to this Agreement at the applicable Closing, as set forth on Exhibit A hereto, such consideration with respect to the Senior Secured Debt and the Convertible Subordinated Debt to be payable (i) by wire transfer of immediately available funds to an account with a bank designated by the Company, by notice to each of the Investors to be provided no later than two Business Days prior to the applicable Closing Date, or (ii) by a federal (same day) funds check payable to the order of the Company, and, with respect to the Exchange Notes, to be provided through confirmed deposit of the appropriate amount of Old Notes with the depository designated for the Debt Exchange by the Company.

     (c) No party to this Agreement (other than the Company) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

     (d) The Company shall have received prior to or concurrently with the Senior Secured Debt Closing Date the favorable opinion of Houlihan, Lokey, Howard & Zukin or another nationally recognized investment banking or financial advisory firm selected by the Company as to the fairness of the transactions provided for in this Agreement, in combination, to the existing stockholders of the Company from a financial point of view.

     (e) The Company shall have received, in form and substance reasonably satisfactory to it, an opinion addressed to the Company and dated as of the applicable Closing Date, from the counsel to the Signatory Bondholders and the counsel to each other Investor that is purchasing at least $3.0 million in aggregate principal amount of Convertible Subordinated Debt, who shall be subject to the reasonable approval of the Company, with respect to the matters set forth in Exhibit G hereto with respect to such Closing.

     (f) The Company shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably required by the Company and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to the Company.

                                    ARTICLE V
                                    COVENANTS

     Section 5.1  Shareholder Meeting; Exemption.  The Company shall (i) take
                  ------------------------------
all action necessary (including without limitation the preparation, filing and dissemination of requisite proxy materials) to have its shareholders consider the issuance of the Common Stock, the Debt Exchange Warrants and the Convertible Subordinated Debt to be issued pursuant to this

Agreement at a special meeting of shareholders which is called for the purpose as promptly as practicable after the date hereof, (ii) recommend that its shareholders approve the issuance of the Common Stock, the Debt Exchange Warrants and the Convertible Subordinated Debt to be issued pursuant to this Agreement and use its best efforts to obtain such approval as promptly as practicable, and (iii) cooperate and consult with the Investors with respect to each of the foregoing matters, provided that the Company may cease taking any of the actions set forth in the foregoing clauses if it obtains the NASD Exemption referred to below. The Company agrees, if necessary to complete the transactions provided for in this Agreement in a timely manner that will enable the Company to infuse capital into the Bank within the period required by the FDIC and the DFI, to use its best efforts to obtain the approval of Nasdaq to its reliance upon an exception to the requirement under NASD Rule 4350(i) to obtain shareholder approval of the issuance of the Common Stock, the Debt Exchange Warrants and the Convertible Subordinated Debt to be issued pursuant to this Agreement and, in the event it obtains such approval, to mail to all shareholders of the Company the notice referred to in NASD Rule 4350(i)(2) (collectively, the "NASD Exemption").

     Section 5.2  Applications.  If any approval, consent or non-objection need
                  ------------
be obtained by the Company, the Bank or any Investor from, or a notice or other filing need be filed by the Company, the Bank or any Investor with, the DFI, the FDIC or any other governmental authority (including, without limitation, the Federal Trade Commission and the Assistant Attorney General in charge of the Antitrust Division of the U.S. Department of Justice pursuant to the HSR) in connection with (i) the execution, delivery and performance of this Agreement or any Related Agreement by the Company or any Investor or (ii) the Company's issuance of Common Stock pursuant to this Agreement or upon exercise of any of the Debt Exchange Warrants, such party shall take all actions necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and the other parties hereto agree to cooperate with such party in obtaining or filing the same. Any party that is required to file any notice, application or other document pursuant to the preceding sentence shall provide copies thereof (excluding any confidential information) for review, to each Investor in the case of the Company, and to the Company in the case of an Investor, not less than five Business Days prior to the making of such filing and shall keep such other party or parties hereto, as applicable, apprised of the status of such filing and the consideration thereof by the relevant governmental authority.

     Section 5.3  Investigation and Confidentiality.
                  ---------------------------------

     (a) Until the last Closing that occurs pursuant to this Agreement, the Company shall permit each Investor and its representatives reasonable access to the Company's properties and personnel, including those of the Bank, and shall disclose and make available to each Investor all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which an Investor may have a reasonable interest; provided, that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations; and provided, further, that in the event that any of the foregoing are in the control of any third party, the Company shall use its best efforts to cause such third party to provide access to such materials to each Investor who shall request the same. In the event that the Company is prohibited by law from providing any of the access referred to in the preceding sentence to an Investor or that provision of such access would jeopardize any attorney-client or other privilege, the Company shall use its best efforts to obtain promptly waivers of such law so as to permit such access or to convey the substance of any requested information without violation or waiver of any such privilege. The Company shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of the Company and its Subsidiaries available to confer with Investors and their representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

     (b) All information furnished to an Investor by the Company previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Company and each Investor covenants, severally and not jointly and as to itself only, that it shall use its best efforts to keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date hereof but shall not apply to (i) any information which (x) an Investor can establish by convincing evidence was already in its possession prior to the disclosure thereof by the Company; (y) was then generally known to the public; or (z) became known to the public through no fault of an Investor; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Investor shall use its best efforts to give the Company at least ten Business Days prior notice thereof and shall limit such disclosure to the minimum amount required by such legal requirement or court order.

     Section 5.4  Press Releases.  The Company and each Investor hereof shall
                  --------------
agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit any party, following reasonable advance notification to such other parties, from making any disclosure which it determines in good faith to be required by law or regulation. For purposes of the foregoing, the Company may treat a law firm designated from time to time by Investors as the authorized representative of each of such Investors.

     Section 5.5  Use of Proceeds.  The Company shall use the net cash proceeds
                  ---------------
from the sale of the Senior Secured Debt and the Convertible Subordinated Debt pursuant to this Agreement to increase the regulatory capital of the Bank, including without limitation, through the purchase of perpetual non-cumulative preferred stock of the Bank.

     Section 5.6  Current Information.
                  -------------------

     (a) The Company shall provide to each Investor (i) promptly following the filing thereof, copies of each report filed by the Company under the Exchange Act and each regular periodic report filed by the Bank with the FDIC and the DFI, and (ii) concurrently with the mailing thereof, copies of each communication sent by the Company to its shareholders generally.

     (b) Subsequent to the last Closing to occur under this Agreement, the Company shall furnish to each Investor who holds Common Stock or Debt Exchange Warrants, promptly upon their becoming available, each registration statement and prospectus filed by the Company with the SEC under the Securities Act.

     Section 5.7  Listing of Additional Shares of Common Stock.  The Company
                  --------------------------------------------
shall take all action which is necessary to ensure that Common Stock to be issued pursuant to this Agreement, including Common Stock issuable upon exercise of the Debt Exchange Warrants to be issued hereunder and upon conversion of the Convertible Subordinated Debt, will be eligible upon issuance for quotation on the Nasdaq Stock Market's National Market System or any exchange or market on which the Common Stock is then traded.

     Section 5.8  Rule 144 and Rule 144A Reporting.
                  --------------------------------

     With a view to making available to holders of Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Securities to the public without registration, the Company agrees at all times to:

     (a) make and keep public information available, as those terms are understood and defined in Rules 144 and 144A under the Securities Act (or any successor Rule thereto); and

     (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     Section 5.9  Stock Options.  The Company shall adopt a new stock option
                  -------------
plan pursuant to which 5 million shares of Common Stock, or such greater number of shares of Common Stock as shall be determined by the board of directors of the Company, shall be reserved for issuance pursuant to options or other awards granted pursuant to such plan. Of the total number of shares of Common Stock reserved for issuance pursuant to such plan, the board of directors of the Company shall grant to Persons who are members of the management of the Company as of the date of this Agreement options relating to 1.5 million shares of Common Stock, having an exercise price equal to the Conversion Price of Common Stock set forth in the Convertible Subordinated Debt and having such vesting schedule and term to expiration (which shall not exceed 10 years) as shall be determined by the Compensation Committee of the board of directors of the Company as constituted as of the date of this Agreement, which Committee shall also determine the allocation of such options among such Persons. The foregoing determinations by such Committee so constituted shall be binding upon the Company and its Board of Directors notwithstanding that adoption and implementation of the new stock option plan referred to in this Section 5.9 may occur at a later date as of which the composition of the Compensation Committee of the board of directors of the Company has changed. In the event the Company is unable for any reason to adopt or implement a new stock option plan as contemplated in this Section 5.9, the Company shall promptly make such alternative arrangements, including, without limitation, adoption and implementation of one or more phantom stock or other compensation plans, as it shall reasonably determine to be appropriate to provide comparable incentive compensation opportunities to the Persons referred to in this Section 5.9. The provisions of this Section 5.9 are intended to confer upon the Persons designated by the existing Compensation Committee of the Company's Board of Directors the right to receive the compensation opportunities hereinabove described and to be enforceable by each of such Persons.

     Section 5.10 Board of Directors; Supermajority Voting Requirements.
                  -----------------------------------------------------

     (a) From and after the completion of the last to occur of the recapitalization transactions provided for in this Agreement, the board of directors of the Company shall be comprised of seven persons. The board of directors of the Company shall nominate four persons for election as directors of the Company at the next annual meeting of shareholders following the date hereof who have been proposed by the Signatory Debtholders and who are approved by the board of directors of the Company in the exercise of its fiduciary duties, which approval shall not be unreasonably withheld or delayed; provided, that the four persons so nominated shall not take office as directors prior to the completion of the last to occur of the recapitalization transactions provided for herein. Three persons serving as directors of the Company as of the date hereof have indicated that they each intend to resign as directors prior to the Company's next annual meeting of shareholders. The board of directors of the Company shall elect the persons listed on Schedule 5.10 hereto as replacement directors at the times indicated on such Schedule. Notwithstanding the foregoing provisions of this Section 5.10, no person shall have the right, or be permitted, to become a director of the Company unless and until any and all applicable regulatory requirements have been complied with.

     (b) During the first year following consummation of the Subordinated Convertible Debt Placement, the approval of five or more directors (or directors constituting at least 70% of the directors eligible to vote on such proposal if one or more directors is not able to vote because of a conflict of interest or other basis for recusal) shall be required to approve: (i) the filing of a voluntary bankruptcy petition pursuant to Title 11 of the United States Code;
(ii) a liquidation of the Company pursuant to state or other applicable law;
(iii) a merger or acquisition transaction following which shareholders of the Company immediately prior to such transaction own less than 50% of the equity of the surviving corporation or other entity following such transaction; or (iv) a sale of all or substantially all of the assets of the Company; provided, however, that the foregoing shall not be applicable if, in light of the then existing financial position of the Company, a majority of the board of directors determines that such transaction is in the best interests of the Company's shareholders.

     Section 5.11 Exchange of Securities.  The Company will, at its expense,
                  ----------------------
promptly upon surrender of (i) any Senior Secured Debt or Convertible Subordinated Debt instrument,

(ii) any certificate evidencing Common Stock and (iii) any Debt Exchange Warrant, at the office of the Company referred to in, or designated pursuant to,
Section 6.4, execute and deliver to the Investor (i) such number of new Senior Secured Debt or Convertible Subordinated Debt instruments in such principal amounts as shall be specified by the Investor (subject to the respective minimum denomination requirements thereof) in an aggregate principal amount equal to the Senior Secured Debt or Convertible Subordinated Debt instruments surrendered,
(ii) a new certificate or certificates in denominations specified by the Investor for an aggregate number of shares of Common Stock equal to the number of shares of such stock represented by the certificate or certificates surrendered and (iii) a new Debt Exchange Warrant or Warrants covering a number of shares of Common Stock specified by the Investor for an aggregate number of shares of Common Stock equal to the number of shares of Common Stock covered by the Debt Exchange Warrant or Warrants surrendered.

     Section 5.12 Acquisition of Common Stock; Other Tax Matters.  During the
                  ----------------------------------------------
period commencing on the date of this Agreement and ending on the third anniversary of such Closing:

     (a) Except for the acquisitions made pursuant to the terms of this Agreement, such as acquisition of Common Stock and Debt Exchange Warrants pursuant to Sections 2.2 or 2.4, the exchange of Exchange Notes for Convertible Subordinated Debt pursuant to Section 2.4(b) or the conversion of Convertible Subordinated Debt for Common Stock, each Investor agrees to give the Company advance written notice of any proposed purchase or other acquisition of Capital Stock or Stock Equivalents of the Company. Such notice shall be accompanied by information related to such proposed transaction which is reasonably sufficient to enable the Company to determine, in its reasonable judgment, whether such acquisition (i) would result either in such Investor (or his "Group" within the meaning of Treas. Regs. (S) 1.382-3(a)(1)(i)) becoming a "5% shareholder" of the Company as such term is defined in Section 382(k)(7) of the Code, or increasing such Investor's interest (or that of his "Group") as such a "5% shareholder" and
(ii) could reasonably be expected to result either (x) in an "ownership change" under Section 382 of the Code and the regulations promulgated thereunder, or (y) the acquisition of "control" by any such person or Group within the meaning of Treas. Regs. (S) 1.382-4(d)(4) (taking into account both the proposed transfer and any other transactions of which the Company is aware).

     (b) Within three Business Days of its receipt of the above-referenced notice from the Investor (the "Review Period"), the Company shall provide the Investor with written notice that either (i) states that the Company has made determinations of the type described in Section 5.12(a) hereof, (ii) contains a reasonable written request of the Company for further information concerning such proposed transaction (in which case the Review Period shall be extended until the third Business Day after receipt of such further information and the Company will provide a further written notice to such Investor with the content required herein by the end of the Review Period as so extended), or (iii) states that the proposed purchase or acquisition (or a purchase or acquisition of a specified lesser amount of Capital Stock or Stock Equivalents) will not have the result described in subparagraphs (i) or (ii) of Section 5.12(a) hereof. If, by the expiration of the Review Period, the Company has given notice to the Investor that the Company has made determinations of the type described in
Section 5.12(a) hereof, the Investor shall refrain from effecting any purchase or acquisition as the Company may reasonably request in order to avoid such an "ownership change" or acquisition of "control." If (x) the Company has given notice that the proposed purchase or acquisition will not have the result described in subparagraphs (i) or (ii) of Section 5.12(a) hereof or (y) the Company has not given any notice (other than a request for information) during the Review Period, then the Investor shall not be restricted in making such proposed purchase or acquisition during the 60 calendar days following the expiration of the Review Period; provided, however, that during such 60-day period the Company may give notice to such Investor that further purchases or acquisitions by the Investor would have the result described in subparagraphs
(i) or (ii) of Section 5.12(a) hereof, and, upon receipt of such notice, the Investor shall refrain from making any further purchases or acquisitions.

     (c) The parties hereto shall cooperate with each other and use their respective commercially reasonable efforts to achieve the result that the transactions provided for in this Agreement shall not cause the limitations on utilization of net operating losses or other tax attributes of the Company or any of its subsidiaries to be subject to the limitations set forth in Section 382 of the Code.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.1  Survival of Provisions.  The representations, warranties and
                  ----------------------
covenants of the Company and the Investors made herein and each of the provisions of Articles V and VI shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Investor or the Company, as the case may be, (ii) acceptance of any of the Securities and payment by the Investors therefor and retirement thereof, (iii) the transfer of any Securities or interest therein by any Investor, provided that no transferee may claim the benefit of any such representation or warranty, or (iv) any termination of this Agreement.

     Section 6.2  Termination.  This Agreement may be terminated (by the party
                  -----------
electing so to terminate it) by giving written notice of termination to all other parties at any time prior to the Senior Secured Debt Closing:

     (a) By the Company if the Senior Secured Debt Closing has not occurred by March 31, 2001, or

     (b) By any Investor if the Senior Secured Debt Closing has not occurred by March 31, 2001; or

     (c) By the Company prior to the Senior Secured Debt Closing in the event that it receives a Superior Proposal and the board of directors of the Company determines, on the advice of its outside legal counsel, that such termination is required in the exercise of the fiduciary duties of the directors of the Company. As used herein, the term "Superior Proposal" means a proposal for a business combination of the Company with another entity, whether by merger, sale of substantially all assets or another type of transaction, a sale or merger of the Bank, a recapitalization of the Company or the Bank, or the sale of equity securities, either alone or in combination with debt securities, by the Company or the Bank that, in any of the foregoing cases, will be on terms that, in the good faith determination of the board of the directors of the Company, are more favorable to the Company and its existing shareholders than those embodied in the recapitalization transactions provided for herein.

     Section 6.3  Waiver; Other Termination Events; Amendments.  No failure or
                  --------------------------------------------
delay on the part of the Company or any Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Investor at law or in equity. No waiver of or consent to any departure by the Company or any Investor from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided, herein, no amendment, modification or termination of any provision this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Investor affected thereby. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle another party hereto to any other or further notice or demand in similar or other circumstances. Notwithstanding the foregoing, any consent, waiver, amendment, supplement, modification or termination hereof, other than a Unanimous Consent Action, required from the Senior Secured Debt Purchasers, or any subsequent holders of Senior Secured Debt shall be deemed given or approved, and shall be binding on all Senior Secured Debt Purchasers and on all such subsequent holders if such consent, waiver, amendment, supplement, modification or termination has been consented to, waived by or approved by Senior Secured Debt Purchasers that own or have hereby contracted to purchase, a majority in aggregate principal amount of the Senior Secured Debt.

     Section 6.4  Communications.  All notices, demands and other communications
                  --------------
provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

        (i) if to any Investor, initially at the address set forth below its name on Exhibit A hereto, and thereafter at such other address, notice of which is given in accordance with this Section 6.4; and

        (ii) if to the Company, initially at 23550 Hawthorne Boulevard, Building 1, Suite 110, Torrance, California 90505, Attention: H. Wayne Snavely; and thereafter at such other address notice of which is given in accordance with this Section 6.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     Section 6.5  Costs, Expenses and Taxes.  Whether or not the transactions
                  -------------------------
contemplated hereby are consummated, the Company agrees to pay all reasonable costs and expenses incurred by it in connection with the negotiation, preparation, reproduction, execution, delivery and performance of this Agreement and the Related Agreements and any amendment or supplement or modification hereof or thereof (except to the extent otherwise provided in the Registration Rights Agreement or the Exchange Note Registration Rights Agreement), including without limitation, attorneys fees and expenses and all reasonable costs and expenses incurred by it in connection with the Company's administration of this Agreement and any Related Agreement. The Company also agrees to pay up to $375,000 of the reasonable costs and expenses of the Senior Secured Debt Purchasers incurred in connection with the transactions provided for herein, including legal fees and expenses. The Company further agrees to pay up to $750,000 of the expenses of the Signatory Debtholders incurred in connection with the transactions provided for herein, including fees and expenses payable to the firms listed in Schedule 6.5 hereto, in connection with the negotiation, preparation, reproduction, execution and delivery of this Agreement and the Related Agreements, plus such additional sums as shall be approved by the Company, the Company agreeing to approve any such expense incurred in good faith and in pursuit of the consummation of the transactions contemplated hereby.
Such amounts as are incurred by the Signatory Debtholders on or before the date of consummation of the Senior Secured Debt offering shall be paid from the proceeds of such offering.

     Section 6.6  Execution in Counterparts.  This Agreement may be executed in
                  -------------------------
any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 6.7  Binding Effect: Assignment.  The rights and obligations of an
                  --------------------------
Investor under this Agreement may not be assigned to any other Person except with the prior written consent of the Company, except that, notwithstanding the foregoing, such assignment may be made as collateral to a bank or other financial institution as security for a bona fide loan for money borrowed. The obligations of the Company under this Agreement may not be assigned by the Company without the consent of each Investor. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and each Investor, and their respective successors and permitted assigns.

     Section 6.8  Governing Law.  This Agreement shall be deemed to be a
                  -------------
contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said state, without regard to the principles of conflict of laws thereof.

     Section 6.9  Severability of Provisions.  Any provision of this Agreement
                  --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 6.10 Headings; Gender.  The Article and Section headings, and Table
                  ----------------
of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Use of a particular gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

     Section 6.11 Interpretation.  When a reference is made in this Agreement to
                  --------------
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

     Section 6.12 Integration.  This Agreement and the Related Agreements
                  -----------
constitute the entire agreement among the parties with respect to the subject matter thereof and there are no promises or undertakings with respect thereto not expressly set forth or referred to herein or therein.

     Section 6.13 Tax Indemnities.
                  ---------------

     (a) It is the intention of the Company that the transactions contemplated by this Agreement will not give rise to an ownership change under Section 382 of the Code (an "Ownership Change") resulting in limitations on the ability of the Company to use net operating loss carryforwards, built-in losses or other tax attributes that would otherwise have been immediately available to the Company, as of December 31, 2000, for use in subsequent years (the "Tax Attributes"). The Company has not relied upon any Investor for any advice concerning tax consequences, including the absence of an Ownership Change, no Investor is making any representation or warranty as to the Company's tax consequences, including the absence of an Ownership Change, the Investors are not guaranteeing the absence of an Ownership Change or any other tax result for the Company, and nothing contained in this Agreement shall be deemed to be such a representation, warranty or guarantee. Nevertheless, the Company has requested that each Investor make the representations and warranties set forth in Schedule 3.2(j)(A) or (B), as the case may be, and to provide the covenants set forth in Section
5.12 of this Agreement (collectively, the "Tax Provisions"). As specified in
Section 3.2(j), the Tax Provisions are made or committed to, as the case may be, severally and not jointly by each Investor, only to such Investor's knowledge, and the Investors are making such representations and covenants subject to the various qualifications set forth in those provisions of this Agreement.

     (b) The sole liability of any Investor for damages suffered by the Company from a breach by such Investor of the Tax Provisions shall be to make payments (the "Makeup Payments") as set forth in this Section 6.13. The obligations of an Investor under this Section 6.13 are independent of any obligation of the Company under this Agreement and the Related Agreements, and the Company shall have no right to offset claims under this Section 6.13 against its obligations under this Agreement or any Related Agreement including, specifically, payment of principal, interest and other amounts, when due, pursuant to the terms of the Senior Secured Debt, the Exchange Notes and the Convertible Subordinated Debt, which obligations are absolute and unconditional.

     (c) Upon the occurrence of any event which in the opinion of the Company may cause a Breaching Holder (as hereinafter defined) to be liable for a Makeup Payment for any year, the Company shall give notice describing the nature of such event to such Breaching Holder (a "Potential Claim Notice"). A Potential Claim Notice shall include the Company's calculation of each Breaching Holder's potential Makeup Payment and shall show, in reasonable detail, the factual basis for such determination and calculation. No Investor shall have any liability for a Makeup Payment unless a Potential Claim Notice has been given to such Investor on or before March 15, 2004 identifying such Investor as a Breaching Holder.

     (d) In the event that the Company receives notice from any tax authority (a "Tax Notice") questioning, contesting or limiting the availability to the Company of any Tax Attribute that could result in the imposition of liability for a Makeup Payment on any Breaching Holder, the Company shall promptly (and in any event within 30 days following receipt of such notice) send notice (a "Claim Notice") to each Breaching Holder of such Tax Notice. The Claim Notice shall include a copy of the Tax Notice, the identity of all Breaching Holders, a statement of the Company's intention to claim a Makeup Payment from each Breaching Holder and an explanation in reasonable detail of the breach for which Makeup Payment is being claimed.

     (e) Following receipt of the Potential Claim Notice or Claim Notice, each Breaching Holder identified in such Potential Claim Notice or Claim Notice shall be entitled to consult with the Company concerning any administrative or judicial proceeding, hearing or conference that involves the Alleged Breach or the Ownership Change. The Breaching Holder shall also be entitled to inspect the books, records or other documents of the Company to the extent that such inspection is necessary in connection with any proceeding referred to in this
Section 6.13.

     (f) A "Potential Indemnity Event" with respect to an Investor shall be deemed to have occurred if (and only if) (i) an Ownership Change shall be alleged by the Company to have occurred as a result of a breach by such Investor of any of the Tax Provisions and the use by the Company of the Tax Attributes shall have been restricted, and (ii) as a result of such breach and Ownership Change, the Company's cumulative tax liabilities for periods following such Ownership Change shall have been increased by an amount in excess of $2,000,000 (the "Agreed De Minimis Amount").

     (g) Liability of a Breaching Holder for a Makeup Payment in connection with any Potential Indemnity Event shall arise if and only if (i) there has been a final determination (by virtue of an unappealed court order, unappealed arbitration award or written acknowledgement, as the case may be) that such Investor (a "Breaching Holder") has breached one or more of the Tax Provisions made by such Investor, and (ii) such Potential Indemnity Event resulted solely from a breach of one or more Tax Provisions by either (x) such Breaching Holder acting alone, or (y) collectively by such Breaching Holder, if he is a Senior Secured Debtholder, together with one or more other Breaching Holders, each of whom is a Senior Secured Debtholder, or (z) collectively by such Breaching Holder, if he is a Signatory Debtholder, together with one or more other Breaching Holders each of whom is a Signatory Debtholder.

     (h) A Breaching Holder's liability to the Company for any Makeup Payment shall be subject to material compliance by the Company with the other relevant provisions of this Section 6.13 and shall, in the aggregate for all Breaching Holders, be equal to the actual damages suffered by the Company in excess of the Agreed De Minimis Amount as a result of a breach of one or more Tax Provisions, provided that no Investor shall be required, individually, to pay Makeup Payments in an amount in the aggregate in excess of 20% of such Investor's original investment in the Securities and the liability of each Investor under this Section 6.13 is limited to such amount.

     (i) In the event that a Potential Indemnity Event has occurred for which a Breaching Holder is liable pursuant to this Section 6.13, the Company shall give notice (a "Breach Notice") to the Breaching Holder of the amount of the Makeup Payment for which the Breaching Holder is so liable. Such Breach Notice shall include the Company's calculation of the Breaching Holder's potential Makeup Payment showing, in reasonable detail, the factual basis for such determination and calculation. The Breaching Holder shall have 30 days following receipt by the Breaching Holder of such notice within which to review the matters set forth in such notice. If the Breaching Holder objects to any matters set forth in such notice within such 30-day period, the Company and the Breaching Holder shall attempt to resolve the objection. If the objection is not resolved within 30 days following receipt by the Company of the Breaching Holder's objection, the factual determination and calculation of the Makeup Payment shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association.

     Except as expressly set forth in this Section 6.13, the Investors shall have no obligation or liability for or with respect to the Tax Provisions and the Company hereby waives any claim against any Investor, on any theory of liability, for direct, actual, special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Agreement, the Related Agreements, or any agreement or instrument contemplated hereby or thereby and the transactions contemplated hereunder and thereunder.

     Section 6.14 Indemnification of Investors.  Except as expressly set forth
                  ----------------------------
in Section 6.13, the Company agrees to indemnify the Investors and their respective shareholders, directors, officers, employees, agents, advisers and affiliates (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Related Agreements or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the use of the proceeds from the issuance of the Senior Secured Debt, or (iii) any factual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. The Company agrees that, without the prior written consent of the Indemnitee, the Company will not settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification is reasonably likely to be sought under these indemnification provisions (whether or not any Indemnitee is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional written release of such Indemnitee from all liability arising out of such proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or performance of any obligation by an Indemnitee or any injunctive relief or factual findings of stipulations binding on any Indemnitee.

     Section 6.15 Appointment and Authorization of Collateral Agent.  By
                  -------------------------------------------------
execution of this Agreement and acceptance of the Senior Secured Debt, each Senior Secured Debt Purchaser hereby irrevocably designates and appoints Wilmington Trust Company as the Collateral Agent for the benefit of such Senior Secured Debt Purchaser under the Security Agreement and each Senior Secured Debt Purchaser hereby irrevocably authorizes the Collateral Agent (i) to take action on its behalf and exercise such powers and use such discretion as are expressly permitted thereunder and all instruments relating thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms thereof, together with such other powers and discretion as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in the Security Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth in the Security Agreement or any fiduciary relationship with any Senior Secured Debt Purchaser and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, each Senior Secured Debt Purchaser hereby agrees to the provisions of the Security Agreement and authorizes the Collateral Agent to execute the Security Agreement as Collateral Agent on behalf of such Senior Secured Debt Purchaser.



                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       IMPERIAL CREDIT INDUSTRIES, INC.

                                       By: /s/ H. Wayne Snavely
                                           --------------------
                                           Name:  H. Wayne Snavely
                                           Title: Chief Executive Officer


                                       Signatory Debtholders:

                                       IMPERIAL HOLDINGS GROUP, LLC,
                                       a Nevada limited liability company

                                       By: IMPERIAL HOLDINGS GROUP, LLC,
                                           a Florida limited liability company,
                                           its Manager

                                           By:_________________________________
                                           Title: Michael S. Riley
                                                  Manager

                                       [___________________________________]


                                       By:           *
                                             --------------------------------
                                             Name:____________________
                                             Title:___________________



                                       [___________________________________]


                                       By:   ________________________________
                                             Name:____________________
                                             Title:___________________






_________________________
By [________________], Attorney-in-fact.

Schedule 3.2(j)-A.  Additional Representations of the Senior Secured Debt
                     Purchasers

     In connection with each of the representations set forth below, it is understood that no breach of such representation shall have been deemed to occur as the result of the exercise by a purchaser of Senior Secured Debt of any rights or options expressly set forth in (or contemplated by) the Master Recapitalization Agreement to which this is attached (such as, for instance, the conversion of Convertible Subordinated Debt into Common Stock, or the exchange of Exchange Notes into Convertible Subordinated Debt).

     1. Each purchaser of Senior Secured Debt severally represents (i) he evaluated his purchase of Senior Secured Debt on an independent review and analysis of the Company performed by him or on his behalf by his financial advisor or by another purchaser of Senior Secured Debt (or such purchaser's financial advisor) and (ii) although his purchase is conditional upon the commitments to sell and exchange securities of the Company as provided in the Master Recapitalization Agreement, he has not conditioned his purchase on the acquisition of Common Stock or Debt Exchange Warrants by any particular person or on the identity of any particular Signatory Debtholder.

     2. Each purchaser of Senior Secured Debt agrees that he will not serve as a member of the board of directors of the Company prior to consummation of an acquisition by the Company (if any such acquisition were to occur) of Affinity Bank or Affinity Bank Holdings, Inc., nor is he a party to any voting trust or voting agreement proxy arrangement by virtue or which he participates in the selection of directors of the Company.

     3. Each purchaser of Senior Secured Debt represents that he does not presently own either Common Stock, or any security convertible into Common Stock, other than as set forth in Schedule 3.2(1)-A attached hereto.
                                  -----------------

                Schedule 3.2(j)-B. Additional Representations of
                        Riley (SDH) Group Representations
                           (the Signatory Debtholders)

     For purposes of the following representations and warranties, two or more persons are "related" if they bear a relationship specified in Internal Revenue Code of 1986, as amended ("Code") sections 267(b) or 707(b), and are treated as "acting in concert" in the acquisition of the Convertible Subordinated Debt, Senior Secured Debt or Common Stock (as the case may be), if they have a formal or informal understanding among themselves to make a coordinated acquisition of those securities. A principal element in determining if such understanding exists is whether an investment decision with respect to any such securities of any such person is based upon the investment decision of some other such person concerning any such securities.

     For these purposes, (i) the "SDH Group" shall consist of and include all persons who are Signatory Debtholders, any persons to whom any Signatory Debtholder is related, and any person with whom a Signatory Debtholder is acting in concert, and (ii) the "Public CSD Group" will consist of and include each holder who purchases Convertible Subordinated Debt for cash in the Convertible Subordinated Debt Placement, and any person to whom such holder is related or with whom he is acting in concert.

     1. (a) No purchaser of Senior Secured Debt (collectively, together with any person related to or acting in concert with such purchaser, the "SSD Group," and all such persons being members of the SSD Group), and no other member of the SSD Group is a member of, is related to, or is acting in concert with any person who is a member of the SDH Group or, to the best knowledge and belief of the SDH Group and its members, the Public CSD Group. To the best knowledge and belief of the SDH Group and its members, each purchaser of Senior Secured Debt has based his purchase thereof on an independent review and analysis of the Company's performance and prospects by (or on behalf of) himself or another purchaser of Senior Secured Debt, without regard to the analysis and opinions of the SDH Group and its members.

         (b) In particular, no person that is a member of the SDH Group (or is acting on behalf of the SDH Group) has

         (i) solicited or otherwise arranged for purchases of Senior Secured Debt by any member of the SSD Group (except by introducing such a member to the investment banker for the placement of the Senior Secured Debt);

         (ii) negotiated the terms or conditions of the purchases of Senior Secured Debt on behalf of the SSD Group;

         (iii) made any promise or commitment to the effect that such or any other member of the SDH Group, or any present or future director of the Company, favors or will favor the acquisition of Affinity Bank by the Company;

         (iv) entered into any agreement or understanding pursuant to which such person would deliver any cash, securities, or other consideration to the SSD Group or any

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

     member thereof (other than that set forth specifically in the Master Recapitalization Agreement); or

         (v) entered into any agreement or understanding with any member of the SSD Group regarding any matters relating to the Company, the Company's management or operations, or the Company's acquisition, disposition, or holding of any securities.

     2. To the best knowledge of each Signatory Debtholder, no member of the SSD Group has conditioned his purchase of the Senior Secured Debt from the Company (i) on the acquisition of Common Stock or Debt Exchange Warrants by the SDH Group; (ii) on any changes in its management of the Company (including officers or directors), except to the extent provided in Section 5.10 of the Master Recapitalization Agreement; or (iii) on completion of the Convertible Subordinated Debt Placement.

     3. No member of the SDH Group has conditioned (i) its participation in the Debt Exchange, or (ii) its acquisition of Common Stock, on the purchase of any Senior Secured Debt by the SSD Group.

     4. No member of the SDH Group is a participant in any plan, right or arrangement with any member of the SSD Group that would permit participation by any member of the SSD Group directly or indirectly in the selection of directors of the Company (except and to the extent that conversion of any Convertible Subordinated Debt acquired in the Senior Secured Debt Exchange would result in the ordinary rights of a shareholder to participate in the selection of directors).

     5. No member of the SDH Group will lend its cooperation to the election of any member of the SSD Group as a director of the Company prior to consummation of an acquisition by the Company (if any such acquisition were to occur) of Affinity Bank or Affinity Bank Holdings, LLC.

     6. Other than (i) approximately 650,000 shares of common stock currently held by the SDH Group, (ii) its purchases of Old Junior Notes, Old Senior Notes or ROPES or (iii) as contemplated by the terms of the Master Recapitalization Agreement, neither the SDH Group nor any of its members owns (or intends to acquire) either (A) additional stock of the Company or (B) instruments exercisable or convertible into such stock (including any Convertible Subordinated Debt issued in the Convertible Subordinated Debt Placement).

     7. Immediately after the Convertible Subordinated Debt Placement and Senior Secured Debt Exchange, none of the Convertible Subordinated Debt issued in the Convertible Subordinated Debt Placement will be held by any holder who
(i) is related to, or acting in concert with, any member of the SDH Group, or,
(ii) (to the best knowledge and belief of each Signatory Debtholder) is related to, or acting in concert with, any member of the SSD Group.

     8. No person who is either a member of the SDH Group or is acting on behalf of the SDH Group, and (to the best knowledge and belief of each Signatory Debtholder) no person who is a member of the SSD Group or is acting on behalf of the SSD Group, (i) has solicited or will solicit or otherwise arrange for purchases of Convertible Subordinated Debt by any member of the Public CSD Group, or (ii) has discussed or will discuss with any member of the Public CSD Group the advisability of making such purchases.

     9. No member of the SDH Group has conditioned his participation in the Debt Exchange or acquisition of his share of the 7.04 million shares of Common Stock on the purchase of Convertible Subordinated Debt by any member of the Public CSD Group.

     10. To the best knowledge and belief of each Signatory Debtholder, no member of the Public CSD Group has conditioned its purchase of Convertible Subordinated Debt on the acquisition of Common Stock by the SDH Group, and the purchase of Convertible Subordinated Debt by each such member was based on its own independent review and analysis of the Company.

     11. To the best knowledge and belief of each Signatory Debtholder, no member of the CSD Public Group has any plan, right or arrangement that would permit participation directly or indirectly in the selection of directors of the Company (except and to the extent that conversion of Convertible Subordinated Debt would result in the ordinary rights of a shareholder to participate in the selection of directors).

     12. To the best knowledge and belief of each Signatory Debtholder, neither the SDH Group, the SSD Group, any of their members, or any other person has structured an ownership interest in stock in the Company (including rights to acquire such stock) in such manner as to avoid treating such person as a 5-percent shareholder, as described in Treas. Reg. (S) 1.382-2T(k)(4).

                               TABLE OF CONTENTS

                                                                                                              Page
ARTICLE I  DEFINITIONS........................................................................................   2

         Section 1.1       Definitions........................................................................   2

ARTICLE II  RECAPITALIZATION TRANSACTIONS.....................................................................   7

         Section 2.1       Purchase and Sale of Senior Secured Debt...........................................   7

         Section 2.2       Debt Exchange......................................................................   8

         Section 2.3       Convertible Subordinated Debt Placement............................................  10

         Section 2.4       Exchange of Senior Secured Debt; Further Exchange or Market-Based Adjustment.......  10

ARTICLE III  REPRESENTATIONS AND WARRANTIES...................................................................  14

         Section 3.1       Representations and Warranties of the Company......................................  14

         Section 3.2       Representations and Warranties of the Investors....................................  20

         Section 3.3       Additional Representations, Warranties and Covenants of the Signatory
                             Debtholders......................................................................  23

ARTICLE IV  CONDITIONS PRECEDENT TO THE CLOSINGS..............................................................  24

         Section 4.1       Conditions to the Obligations of the Parties.......................................  24

         Section 4.2       Conditions to the Obligations of the Investors.....................................  25

         Section 4.3       Additional Conditions to the Obligations of the Senior Secured Debt Purchasers.....  26

         Section 4.4       Conditions to the Senior Secured Debt Exchange.....................................  27

         Section 4.5       Conditions to the Obligations of the Company.......................................  27

ARTICLE V  COVENANTS..........................................................................................  28

         Section 5.1       Shareholder Meeting; Exemption.....................................................  28

         Section 5.2       Applications.......................................................................  29

         Section 5.3       Investigation and Confidentiality..................................................  29

         Section 5.4       Press Releases.....................................................................  30

         Section 5.5       Use of Proceeds....................................................................  30

         Section 5.6       Current Information................................................................  31

         Section 5.7       Listing of Additional Shares of Common Stock.......................................  31

         Section 5.8       Rule 144 and Rule 144A Reporting...................................................  31

         Section 5.9       Stock Options......................................................................  31

         Section 5.10      Board of Directors; Supermajority Voting Requirements..............................  32

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

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                              Page
         Section 5.11      Exchange of Securities.............................................................  32

         Section 5.12      Acquisition of Common Stock; Other Tax Matters.....................................  33

ARTICLE VI  MISCELLANEOUS.....................................................................................  34

         Section 6.1       Survival of Provisions.............................................................  34

         Section 6.2       Termination........................................................................  34

         Section 6.3       Waiver; Other Termination Events; Amendments.......................................  35

         Section 6.4       Communications.....................................................................  35

         Section 6.5       Costs, Expenses and Taxes..........................................................  36

         Section 6.6       Execution in Counterparts..........................................................  36

         Section 6.7       Binding Effect: Assignment.........................................................  36

         Section 6.8       Governing Law......................................................................  36

         Section 6.9       Severability of Provisions.........................................................  36

         Section 6.10      Headings; Gender...................................................................  37

         Section 6.11      Interpretation.....................................................................  37

         Section 6.12      Integration........................................................................  37

         Section 6.13      Tax Indemnities....................................................................  37

         Section 6.14      Indemnification of Investors.......................................................  39

         Section 6.15      Appointment and Authorization of Collateral Agent..................................  40


Exhibit A         List of Senior Secured Debt Purchasers and Signatory
                  Debtholders
Exhibit B-1       Form of Senior Secured Note
Exhibit B-2       Form of Collateral Agency and Security Agreement
Exhibit C-1       Form of Exchange Note Indenture
Exhibit C-2       Form of Debt Exchange Warrant Agreement
Exhibit D         Form of Convertible Subordinated Note
Exhibit E-1       Form of Registration Rights Agreement
Exhibit E-2       Form of Exchange Note Registration Rights Agreement
Exhibit F         Matters to be Covered by Opinion of Counsel to the Company
Exhibit G         Matters to be Covered by Opinions of Counsel to the Respective
                  Investors
Exhibit H         Indenture Amendments

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